Exhibit 10.27
October 4, 2006
Mr. John A. Marazza
400 Alton Road
Miami Beach, FL 33139
Dear John:
I am pleased to offer you the position of Executive Vice President, Chief Financial Officer, Treasurer, and Secretary of First Mercury Financial Corporation (FMFC), effective as July 1, 2006, with the following terms:
•	Base Salary: $325,000 annual

•	Target Cash Bonus: 50% of base salary ($125,000 guaranteed for 2006)

•	Restricted Stock:
•	52 Shares of restricted stock

•	50% vested on date of grant; 50% vests monthly over 4 years

•	Vesting accelerates to 100% (i) 6 months after completion of IPO or change in control or (ii) upon termination of Marazza’s employment by FMFC for any reason
•	Annual long term incentive plan target award of $250,000 to $300,000 to be determined by Compensation Committee

•	Participation in IPO related stock awards as determined by Compensation Committee.

•	Other customary benefits FMFC provides to its executives.

•	Temporary living expenses — 12 months at $4,000 per month.

•	$50,000 sign on bonus in lieu of relocation expenses.

•	Severance periods:
•	Resignation for good reason — 12 months

•	Termination without cause — 12 months

•	Change in control:
•	Occurring prior to 6/30/08 — 24 months

•	Occurring 7/1/08 to 6/30/09 — 18 months

•	Occurring after 7/1/09 — 12 months
•	Severance benefits:
•	Base Salary for severance period:

Mr. John A. Marazza
July 1, 2006

•	Target bonus for immediately prior year; if unpaid, plus year in which termination occurred;

•	Vesting of all stock options/restricted stock awards
•	1 year exercise period for all stock options; and
•	Benefits for severance period.
•	Non-compete/non-solicitation — same period as severance period.

•	Termination for cause:
•	Narrow definition of objective criteria with right to cure.
•	Resignation for good Reason:
•	Ceases to hold titles or authority/responsibilities reduced;

•	Base salary is reduced;

•	Richard Smith no longer is CEO; or

•	Disability.
These terms will be reflected in an executive employment agreement to be executed by FMFC and you.
This agreement will supercede all prior agreements with respect to the terms of your employment with FMFC.
Sincerely,
First Mercury Financial Corporation
/s/ Richard H. Smith
Richard H. Smith
President & CEO

Accepted by:	/s/ John A. Marazza	Date:	10/4/06

John A. Marazza